Exhibit 99.1

Titan Pharmaceuticals, Inc.

TITAN PHARMACEUTICALS ANNOUNCES REVERSE STOCK SPLIT

Uplisting to NASDAQ in Process

SOUTH SAN FRANCISCO, CA – Sept. 28, 2015 – Titan Pharmaceuticals, Inc. (OTCQB: TTNP), a specialty pharmaceutical company developing proprietary therapeutics for the treatment of select chronic diseases utilizing its ProNeura™ long-term, continuous drug delivery technology, announced today that it has filed an amendment to its certificate of incorporation that will effect a 1-for-5.5 reverse stock split of the company's authorized, issued and outstanding shares of common stock, warrants and options as of September 29, 2015. The reverse stock split is expected to become effective with the Financial Industry Regulation Authority (FINRA) and in the marketplace at the open of business on September 29th, whereupon the shares of common stock will begin trading on a split-adjusted basis.

The reverse stock split, which was approved by the company’s stockholders at the August 2015 annual meeting, is being undertaken to enable Titan to meet the initial requirements for trading on the NASDAQ Capital Market; satisfy its obligation to have sufficient shares available for potential future exercise of the warrants issued in the 2014 public offering,; and provide the company with available shares for future financings, equity compensation and other business transactions. The Company’s application for listing on NASDAQ has been submitted and is in the final stages of the review process.

At the effective time of the stock split, every 5.5 shares of Titan's outstanding common stock will be converted to 1 share of issued and outstanding common stock. The reverse stock split will not affect any stockholder's ownership percentage of Titan’s common stock, except to the extent that the reverse stock split would result in any stockholder owning a fractional share. Fractional shares of common stock will be rounded up to the nearest whole share. Immediately after the reverse stock split becomes effective, Titan will have approximately 20,060,000 shares of common stock outstanding.

Once the reverse stock split is effected in the marketplace, Titan's common stock will temporarily trade under the ticker symbol "TTNPD" under the new CUSIP number 888314 309.

INFORMATION FOR STOCKHOLDERS

Stockholders of record are not required to send in their current stock certificates or evidence of book-entry or other electronic positions for exchange. Following the effectiveness of the reverse stock split, each stock certificate and book-entry or other electronic position representing issued and outstanding shares of the company's common stock will be automatically adjusted. Those stockholders holding common stock in "street name" will receive instructions from their brokers if they need to take any action in connection with the reverse stock split.

Stockholders holding physical share certificates can hold on to their current certificates until they choose to deposit the shares with a broker, at which point the post-split valuation will automatically be adjusted. Investors may choose to exchange their certificates for new stock certificates stating the post-split number of shares. Procedures for the exchange of stock certificates will be mailed to stockholders by the Company’s transfer agent at the last known address. If needed, stockholders may contact the transfer agent, Continental Stock Transfer & Trust Company, at (212) 509-4000.

All of the company's outstanding options and warrants will also be adjusted to reflect the reverse split by dividing the number of shares of common stock into which the options and warrants are exercisable by 5.5 and multiplying the exercise price thereof by 5.5, all in accordance with the terms of the plans, agreements or arrangements governing such securities.

About Titan Pharmaceuticals

Titan Pharmaceuticals Inc. (OTCQB: TTNP), based in South San Francisco, CA, is a specialty pharmaceutical company developing proprietary therapeutics primarily for the treatment of serious medical disorders. The company’s lead product candidate is Probuphine®, a novel and long-acting formulation of buprenorphine for the long-term maintenance treatment of opioid dependence. Probuphine employs Titan’s proprietary drug delivery system ProNeura™, which is capable of delivering sustained, consistent levels of medication for three months or longer. Titan has granted U.S. and Canadian commercial rights for Probuphine to Braeburn Pharmaceuticals. If approved, Probuphine would be the first and only commercialized treatment of opioid dependence to provide continuous, around-the-clock blood levels of buprenorphine for six months following a single procedure. The ProNeura technology has the potential to be used in developing products for treating other chronic conditions, such as Parkinson’s disease, where maintaining consistent blood levels of a therapeutic agent may benefit the patient and improve medical outcomes. For more information about Titan, please visit www.titanpharm.com.

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our product development programs and any other statements that are not historical facts. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management's current expectations include those risks and uncertainties relating to the regulatory approval process, the development, testing, production and marketing of our drug candidates, patent and intellectual property matters and strategic agreements and relationships.  We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

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CONTACT:

Titan Pharmaceuticals, Inc.:

Sunil Bhonsle, President

(650) 244-4990

Investors:

Stephen Kilmer

(647) 872-4849

skilmer@titanpharm.com

Media:

Susan Thomas

(619) 540-9195

sthomas@titanpharm.com